assignment of CONVERTIBLE LOAN FACILITY

THIS INDENTURE dated for reference the 9th day of August, 2000

BETWEEN:

ALLIED RESOURCES, INC., (a West Virginia corporation), having an address at Suite 1060, 1090 West Georgia Street, Vancouver, British Columbia, V6E 3V7

(herein

called the

"Assignor")

AND:

PERFUSION SYSTEMS, INC., (a Nevada corporation), having an office at 502 East John Street, Carson City, Nevada 89706

(herein

called the

"Assignee")

WHEREAS:

  By bridge loan agreement dated September 15, 1999 (the "Loan Agreement"), the Assignor agreed to lend and Bio-Preserve International Corporation (the "Borrower") agreed to borrow up to the principal sum of $350,000 (the "Loan") pursuant to and in accordance with the terms and conditions of the Loan Agreement.

  The Loan Agreement provides that the outstanding balance of the Loan can be converted into common shares of the Borrower ("Conversion Shares") on the basis set out in the Loan Agreement.

  Bio-Preserve Medical Corporation (the "Subsidiary") is a wholly-owned subsidiary of the Borrower.

  By intellectual property security agreement dated September 15, 1999 (the "Security Agreement"), the Subsidiary granted to the Assignor a security interest in and mortgage on all right, title and interest of the Subsidiary in and to U.S. Patents numbers 5,338,662 and 5,494,822 dated August 16, 1994 and February 27, 1996 as more particularly described in Schedule 1.0 annexed to the Security Agreement, together with any application, issue, re-examination and all divisions, reissues, continuations, improvements or extensions thereof, including, without limitation, any and all causes of action for infringement thereof and the right to file foreign applications directly in the name of the Subsidiary and to claim priority rights deriving from the United States application to which the foreign applications are entitled by virtue of international convention, treaty or otherwise, the invention, application and all letters patent on the invention for the full term of such patents and any and all royalties for any license thereof (collectively, the "Collateral").

  The Assignor has agreed to assign to the Assignee all of the Assignor's right, title and interest in and to the Loan, the Loan Agreement, the Security Agreement and the Collateral (collectively, together with all evidences thereof and all rights and benefits of the Assignor pertaining thereto and proceeds derived therefrom, the "Assigned Rights") in accordance with this Assignment.

NOW THEREFORE, in consideration of the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) now paid by the Assignee to the Assignor (the receipt and sufficiency of which are hereby acknowledged by the Assignor), the Assignor covenants and agrees as follows:

  The Assignor hereby absolutely and unconditionally forever assigns, transfers and sets over unto the Assignee:

    all of the Assignor's right, title and interest in and to the Assigned Rights and all benefits and advantages to be derived therefrom; and

    the full benefit of all covenants and agreements on the part of the Borrower, the Subsidiary or by any third parties with respect to any of the Assigned Rights;

  with full power and authority to collect payment of the Loan, convert the Loan into Conversion Shares as provided in the Loan Agreement or enforce demand, collect, sue for breach of any said warranty, guarantee, indemnity or covenant or for specific performance of any said warranty, guarantee, indemnity or covenant contained in the Loan Agreement, Security Agreement or any instrument of the Borrower or the Subsidiary given in support thereof, in the name of the Assignor.

  The Assignor warrants to the Assignee that:

    the Assignor has full right, power and authority to enter into this Assignment and to assign the Assigned Rights to the Assignee;

    except as set out in this Assignment, the Assignor has not assigned all or any part of its interest in any of the Assigned Rights and has not granted any options, interests or other rights in or to any of the Assigned Rights;

    no payment is required to be made to any person other than the Assignor in order for the Assignee to enjoy the full benefit of, the Assigned Rights;

    none of the Loan Agreement, the Security Agreement or any instrument of the Borrower or the Subsidiary given in support thereof have been amended, modified, terminated or surrendered nor has the Assignor waived any of its rights thereunder;

    the outstanding balance of the Loan, comprised of the amounts set out in Schedule "A" hereto, is $164,446, and the Borrower has no outstanding right of counterclaim or set-off, nor is there any dispute between the Borrower and the Assignor with respect to the amount owing by the Borrower to the Assignor in respect of the Loan; and

    the Assignor has not issued a notice of conversion pursuant to which the Assignor requires all or any part of the Loan to be converted into Conversion Shares, nor has the Borrower notified the Assignor of an initial public offering by the Borrower of its common shares.

  The Assignor will at all times hereafter execute and deliver, at the request of the Assignee, all such further documents, deeds and instruments, and will do and perform all such acts as may be necessary or desirable to give full effect to the intent and meaning of this Assignment. Without limiting the generality of the foregoing, the Assignor will execute such financing statements, financing change statements, notices or directions as may be necessary or advisable to cause all pertinent offices of public record to amend their records to show the interests of the Assignee in the Assigned Rights and to direct the Borrower and the Subsidiary to fulfil their obligations under the Loan Agreement, the Security Agreement or any instrument made by the Borrower or the Subsidiary in favour of the Assignor in respect thereof for the benefit of the Assignee.

  All monetary amounts in this Assignment or Schedule "A" hereto are denominated in United States dollars.

  This Assignment will enure to the benefit of the Assignee and its successors and assigns, and will be binding upon the Assignor and its successors and assigns.

  This Assignment will be governed by and construed in accordance with the laws in force in the Province of British Columbia and the parties submit to the non-exclusive jurisdiction of the courts of British Columbia in any proceedings pertaining to the Assigned Rights or this Assignment.

  This Assignment may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts will be construed together and will constitute one and the same agreement.

THE BALANCE OF THIS PAGE IS BLANK

IN WITNESS WHEREOF the Assignor has executed this Assignment as of the day and year first above written.

ALLIED RESOURCES, INC.

/s/ Ruairidh Campbell
Per:
Name: Ruairidh Campbell
Title: President

Per:
Name:
Title:

I/We have authority to bind the corporation.

PERFUSION SYSTEMS, INC.

/s/ Ian Middleton
Per:
Name: Ian Middleton
Title: Director

/s/ Alex von Kleist
Per:
Name: Alex von Kleist
Title: Director

I/We have authority to bind the corporation.

SCHEDULE "A"

Outstanding Balance of the Loan

  Amounts advanced to Borrower $144,299
  Legal fees paid to Tollefsen Business law for which Borrower responsible: 15,147
  Legal fees paid to S. Pigeon for which Borrower responsible: 5,000

Total $164,446